UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2024

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001, par value per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

On November 6, 2024, (i) Dan Geffken tendered his resignation as interim Chief Financial Officer, principal financial officer and principal accounting officer of CalciMedica, Inc., a Delaware corporation (the “Company”), effective as of one day following the filing with the Securities and Exchange Commission (the “SEC”) by the Company of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Effective Date”), and (ii) the Company’s board of directors (the “Board”) appointed Stephen Bardin as the Company’s Chief Financial Officer, as well as the Company’s principal financial officer and principal accounting officer effective as of the Effective Date.

Stephen Bardin, age 35, has been serving as a consultant to the Company since April 2024. Prior to that he served as the Chief Financial Officer of ATAI Life Sciences N.V. (Nasdaq: ATAI) (“Atai”), a clinical-stage biopharmaceutical company, from August 16, 2022 to February 6, 2024, and provided certain transition services to Atai through March 2024. He also served as Atai’s Deputy Chief Financial Officer and Chief Financial Officer Designate from June 27, 2022 to August 15, 2022. Prior to joining Atai, Mr. Bardin served in various capacities at BridgeBio Pharma, Inc. (“BridgeBio”), a commercial-stage biopharmaceutical company, most recently as its Senior Vice President, Finance and Operations, from January 2022 to June 2022, and previously as Vice President, Finance and Operations, from July 2020 to December 2021, and as Senior Director, Finance and Operations, from October 2019 to June 2020. Prior to that, Mr. Bardin served in roles of increasing responsibility at Myovant Sciences Ltd., a biopharmaceutical company, most recently as Director, Corporate Development from January 2019 to October 2019, and as Associate Director, Corporate Development from July 2017 to December 2018. Prior to that, Mr. Bardin served as a Consultant at The Boston Consulting Group from August 2011 to May 2014 and September 2016 to July 2017. Mr. Bardin received his Master of Business Administration from the Stanford Graduate School of Business and his Bachelor of Science in Engineering in biomedical engineering from Duke University.

In connection with his employment with the Company, the Company entered into an offer letter with Mr. Bardin (the “Offer Letter”), which sets forth the terms of Mr. Bardin’s employment. Pursuant to the Offer Letter, Mr. Bardin is entitled to receive an initial annual base salary of $380,000 and a one-time signing bonus of $20,000 payable by January 15, 2025. Mr. Bardin is also eligible to receive an annual discretionary performance bonus, with a target bonus percentage of 40% of Mr. Bardin’s base salary, pro-rated in case of a partial calendar year.

In addition, pursuant to the Offer Letter, on November 7, 2024, the Company granted Mr. Bardin a stock option to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the grant date as reported on The Nasdaq Stock Market. One-fourth of the shares subject to the option vests on October 1, 2025, and 1/48th of the shares subject to the option vest monthly thereafter, subject to Mr. Bardin’s continuous service with the Company as of such vesting date. In addition, on November 7, 2024, the Company granted Mr. Bardin restricted stock units (the “RSUs”) for 40,000 shares of common stock. One-fourth of the shares subject to the RSU shall vest on October 1, 2025, and 1/16th of the shares subject to the RSU shall vest every three months thereafter, subject to Mr. Bardin’s continuous service with the Company as of such vesting date. The option and RSUs were granted pursuant to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the applicable form of stock option agreement and restricted stock unit agreement.

Under the terms of the Offer Letter, if Mr. Bardin’s employment is terminated by the Company without cause or by Mr. Bardin for good reason, and subject to the execution of a release of claims in favor of the Company, he is entitled to receive (i) payments aggregating to nine months of Mr. Bardin’s base salary for the year in which the termination occurs, which shall be paid ratably in accordance with the Company’s payroll procedures over nine months (ii) a payment equal to the annual bonus earned for the year preceding the year in which termination occurs, if not yet paid, (iii) reimbursement for COBRA premiums for up to nine months following the date of termination, and (iv) an extension of the post-termination exercise period for any vested and unexercised options held by Mr. Bardin as of the date of termination for a period equal to the shorter of 12 months from the date of termination and the remaining term of the applicable option. Such severance benefits may not be aggregated with any other severance benefits made available by the Company pursuant to any written agreement, plan or policy. Mr. Bardin is also eligible to participate in the Company’s Change in Control and Severance Policy, a copy of which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 4, 2020.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by reference to the full agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

In connection with Mr. Bardin’s services as a consultant to the Company, the Company and Mr. Bardin entered into a Consulting Agreement, dated as of April 22, 2024, pursuant to which the Company (i) accrued $41,062.50 in aggregate consulting fees as of the date of this report and (ii) granted to Mr. Bardin an option to purchase 5,000 shares of common stock of the Company, with an exercise price of $5.45 per share, which fully vested as of October 22, 2024. The Consulting Agreement was terminated on November 7, 2024.

The Company and Mr. Bardin have also entered into the Company’s standard indemnification agreement for the Company’s directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALCIMEDICA, INC.

Date: November 8, 2024	By:	/s/ A. Rachel Leheny
A. Rachel Leheny, Ph.D.
Chief Executive Officer (Principal Executive Officer)